Exhibit 99.1

MAIN UNION INDUSTRIAL LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets as of December 31, 2007 and 2008 and Unaudited Interim Consolidated Balance Sheet as of March 31, 2009	F-2

Consolidated Statements of Operations for the years ended December 31, 2007 and 2008 and Unaudited Interim Consolidated Statements of Operations for the three-month periods ended March 31, 2008 and 2009

F-3

Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2008 and Unaudited Interim Consolidated Statements of Cash Flows for the three-month periods ended March 31, 2008 and 2009

F-4 - F-5

Consolidated Statements of Changes in Shareholder’s Equity for the years ended December 31, 2007 and 2008 and Unaudited Interim Consolidated Statements of Changes in Shareholder’s Equity for the three-month periods ended March 31, 2008 and 2009

F-6

Notes to Consolidated Financial Statements	F-7 - F-24

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Main Union Industrial Limited

We have audited the accompanying consolidated balance sheets of Main Union Industrial Limited and its subsidiary (the “Company”) as of December 31, 2007 and 2008 and the related consolidated statements of operations, cash flows and shareholder’s equity for each of the two years in the period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Main Union Industrial Limited and its subsidiary at December 31, 2007 and 2008 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2008, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

August 12, 2009

MAIN UNION INDUSTRIAL LIMITED

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of U.S. Dollars)

	Notes	December 31		March 31
		2007	2008	2009
				Unaudited

ASSETS:
Current assets:

Cash and cash equivalents		952	1,708	3,169
Trade and bills receivable	4	764	1,817	1,933
Prepayments, deposits and other receivables	5	568	851	869
Due from related parties	13	10,739	4,911	2,945
Tax receivables		5	4	4
Inventories, net	6	2,225	3,586	3,149
Current deferred tax assets	11	36	47	34

Total current assets		15,289	12,924	12,103

Non-current assets:
Property, plant and equipment	7	79,010	76,935	74,881
Intangible assets	8	2,484	2,721	2,693
Long-term deferred assets		973	463	487
Long-term deferred tax assets	11	231	251	264

Total non-current assets		82,698	80,370	78,325

TOTAL ASSETS		97,987	93,294	90,428

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:

Short-term borrowings	9	17,526	18,387	18,384
Current portion of long-term borrowings	9	8,845	14,242	14,240
Trade and bills payable		1,288	2,804	2,421
Accrued expenses and other liabilities	10	1,514	1,635	1,740
Advance from customers		21	25	43
Unrecognised tax benefit	12	9	—	—
Due to related parties	13	13,434	13,244	13,241

Total current liabilities		42,637	50,337	50,069

Non-current liabilities:
Long-term borrowings	9	13,898	4,926	4,926

Total non-current liabilities		13,898	4,926	4,926

Total liabilities		56,535	55,263	54,995

Shareholder’s equity:
Ordinary shares, US$0.10 par value, 20,000 shares authorized and issued in 2009 (10,000 shares in 2007 and 2008)		1	1	2
Additional paid-in capital		40,268	41,239	41,512
Accumulated other comprehensive income		4,458	7,210	7,203
Accumulated losses		(3,275)	(10,419)	(13,284)

Total shareholder’s equity		41,452	38,031	35,433

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY		97,987	93,294	90,428

The accompanying notes are an integral part of these consolidated financial statements.

MAIN UNION INDUSTRIAL LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands of U.S. Dollars)

	Notes	Year ended December 31		Three-month periods ended March 31
		2007	2008	2008	2009
				Unaudited	Unaudited

Revenue		26,494	22,833	7,460	4,038
Cost of revenue		(20,057)	(21,345)	(5,920)	(5,780)

Gross profit/(loss)		6,437	1,488	1,540	(1,742)

Operating expenses:
Selling expenses		(331)	(380)	(66)	(96)
General and administrative expenses		(1,767)	(4,776)	(448)	(226)

Total operating expenses		(2,098)	(5,156)	(514)	(322)

Operating income/(loss)		4,339	(3,668)	1,026	(2,064)

Interest income		110	13	3	2
Interest expense		(3,634)	(3,656)	(937)	(804)
Exchange gain		286	125	43	3
Other income		7	55	1	1
Other expense		(8)	(17)	(1)	(3)

Income/(loss) before income tax expenses		1,100	(7,148)	135	(2,865)

Income tax expenses	11	(203)	4	(11)	—

Net income/(loss)		897	(7,144)	124	(2,865)

The accompanying notes are an integral part of these consolidated financial statements.

MAIN UNION INDUSTRIAL LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands of U.S. Dollars)

	Year ended December 31		Three-month periods ended March 31
	2007	2008	2008	2009
			Unaudited	Unaudited

Cash flows from operating activities

Net income/(loss)	897	(7,144)	124	(2,865)

Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	8,193	8,947	2,185	2,075
Gain/(loss) on disposal of property, plant and equipment	(2)	(8)	—	1
Inventory provision	—	2,661	—	50
Expenses incurred on behalf of the Company by shareholder	2,446	—	—	—
Imputation of interest on related party short-term loans	—	—	—	273
Deferred tax expense	(55)	(12)	(8)	—
Exchange gain/(loss)	(530)	186	190	(2)

Changes in operating assets and liabilities:
Trade and bills receivable	(650)	(988)	(1,076)	(116)
Prepayments, deposits and other receivables	(11)	255	(231)	(17)
Due from related parties	1,774	6,481	1,417	1,965
Tax receivables	(5)	1	5	—
Inventories	(226)	(3,818)	326	385
Trade and bills payable	(5,631)	2,224	1,837	(325)
Accrued expenses and other liabilities	471	17	(28)	105
Advance from customers	11	12	23	18
Unrecognised tax benefit	9	(9)	—	—
Due to related parties	(411)	(1,218)	(1,455)	—

Net cash provided by operating activities	6,280	7,587	3,309	1,547

Cash flows from investing activities:

Purchase of property, plant and equipment	(4,211)	(1,463)	(544)	(91)
Proceeds from disposal of items of property, plant and equipment	5	—	—	—

Net cash used in investing activities	(4,206)	(1,463)	(544)	(91)

The accompanying notes are an integral part of these consolidated financial statements.

MAIN UNION INDUSTRIAL LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Amounts in thousands of U.S. Dollars)

	Year ended December 31		Three-month periods ended March 31
	2007	2008	2008	2009
			Unaudited	Unaudited

Cash flows from financing activities:

Capital injection	1	90	—	—
Proceeds from borrowings from related party	54,719	44,932	2,013	—
Proceeds from borrowings from bank	25,630	22,216	8,815	—
Repayment of borrowings to related party	(51,228)	(44,814)	(4,635)	—
Repayment of borrowings to bank	(33,678)	(27,317)	(9,096)	—

Net cash used in financing activities	(4,556)	(4,893)	(2,903)	—

Net (decrease)/increase in cash and cash equivalents	(2,482)	1,231	(138)	1,456

Effect of changes in exchange rate on cash and cash equivalents	58	(475)	(360)	5
Cash and cash equivalents at the beginning of periods	3,376	952	952	1,708

Cash and cash equivalents at end of periods	952	1,708	454	3,169

Supplemental disclosures:

Interest expense paid	(3,905)	(3,582)	(731)	(549)
Income tax paid	(254)	(16)	—	—

Non-cash financing activities:
Expenses incurred on behalf of the Company by shareholder	2,446	351	—	—
Non-monetary assets transferred from shareholder	—	530	—	—
Imputation of interest on related party short-term loans	—	—	—	273

The accompanying notes are an integral part of these consolidated financial statements.

MAIN UNION INDUSTRIAL LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

(Amounts in thousands of U.S. Dollars)

	Number of Shares	Ordinary shares	Additional paid-in capital	Accumulated other comprehensive income	Accumulated losses	Total shareholder’s equity	Comprehensive income

At January 1, 2007	10,000	1	37,822	1,832	(4,172)	35,483	(2,340)

Net income	—	—	—	—	897	897	897
Capital injection	—	—	2,446	—	—	2,446	—
Foreign currency translation adjustment	—	—	—	2,626	—	2,626	2,626

At December 31, 2007 and January 1, 2008	10,000	1	40,268	4,458	(3,275)	41,452	1,183

Net loss	—	—	—	—	(7,144)	(7,144)	(7,144)
Capital injection	—	—	971	—	—	971	—
Foreign currency translation adjustment	—	—	—	2,752	—	2,752	2,752

At December 31, 2008	10,000	1	41,239	7,210	(10,419)	38,031	(3,209)

	Number of Shares	Ordinary shares	Additional paid-in capital	Accumulated other comprehensive income	Accumulated losses	Total shareholder’s equity	Comprehensive income
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited

At January 1, 2008	10,000	1	40,268	4,458	(3,275)	41,452	1,183

Net income	—	—	—	—	124	124	124
Foreign currency translation adjustment	—	—	—	1,699	—	1,699	1,699

At March 31, 2008	10,000	1	40,268	6,157	(3,151)	43,275	3,006

At January 1, 2009	10,000	1	41,239	7,210	(10,419)	38,031	(3,209)

Net loss	—	—	—	—	(2,865)	(2,865)	(2,865)
Capital injection	10,000	1	—	—	—	1	—
Imputation of interest on short-term loans	—	—	273	—	—	273	—
Foreign currency translation adjustment	—	—	—	(7)	—	(7)	(7)

At March 31, 2009	20,000	2	41,512	7,203	(13,284)	35,433	(6,081)

The accompanying notes are an integral part of these consolidated financial statements.

MAIN UNION INDUSTRIAL LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands of U.S. Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Main Union Industrial Limited (“the Company”) was incorporated on November 6, 2007 by Grace Technology Investment Co.,Ltd. (“Grace BVI”) as a limited liability company in Hong Kong. On November 29, 2007, Grace BVI exchanged its investment in Shanghai Grace Technology Co.,Ltd. (“SGT”) for 10,000 shares of the Company. As a result of the share exchange, SGT became the wholly-owned subsidiary of the Company on November 29, 2007.

SGT was incorporated on August 13, 1998 by Grace BVI as a privately held company under the law of the PRC. Grace BVI is wholly owned by the ultimate holding company, Grace THW Holding Limited. SGT is principally engaged in the production and sale of glass fiber yarn.

The above exchange was accounted for as a reorganization of entities under common control, in a manner similar to a pooling-of-interest. Accordingly, the accompanying consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented. The assets and liabilities of the parties to the reorganization have been stated at their historical amounts in the consolidated financial statements.

On March 2, 2009, the Company issued an additional 10,000 shares to Grace BVI for consideration amounting to US$1.

The principal activities of the Company are the production and sale of glass fiber yarn used in electronic and other industrial products. Its principal market is the People’s Republic of China (the “PRC” or “China”).

2.	GOING CONCERN ASSUMPTION

As at December 31, 2007 and 2008, and March 31, 2009 (unaudited), the Company’s net current liabilities amounted to US$27,348, US$37,413 and US$37,966, respectively. Nevertheless, the consolidated financial statements of the Company have been prepared on a going concern basis. As further explained in Note 16, subsequent to year end, the Company received a capital injection and increased its borrowing facilities. Management is also confident that the Company will be able to obtain additional borrowing facilities, when the current loans are repaid.

Furthermore, the Company expects improvements in its operational margins in 2009 as a result of technology and resource sharing, and expansion of its distribution channels as disclosed in Note 16.

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its daily working capital requirements, and will remain as a going concern entity in the foreseeable future.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

(b)	Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary. All inter-company transactions and balances between the Company and its subsidiary have been eliminated upon consolidation.

(c)	Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected in the Company’s consolidated financial statements include, but are not limited to, allowance for doubtful accounts, useful lives of property, plant and equipment and intangible assets, impairment of property, plant and equipment and valuation allowances for deferred tax assets. Actual results could materially differ from those estimates.

(d)	Fair value of financial instruments

Financial instruments include cash and cash equivalents, trade and bills receivable, prepayments, deposits and other receivables, due from related parties, short-term borrowings, trade and bills payable, accrued expenses and other liabilities, due to related parties and long-term borrowings. The carrying values of these financial instruments approximate their fair values due to their short-term maturities.

The carrying values of long-term borrowings approximate their fair values due to the fact that the interest rates on these borrowings are reset each year based on prevailing market interest rates.

(e)	Foreign currency

The Company and its wholly-owned subsidiary’s functional currency is the Chinese Renminbi (“RMB”), based on the criteria of SFAS No. 52, Foreign Currency Translation. The Company uses the United States dollars (“US$”) as its reporting currency. The Company uses the average exchange rate for the years and periods and the exchange rate at the balance sheet date to translate its operating results and financial position, respectively. Translation differences are recorded in accumulated other comprehensive income, a component of shareholder’s equity.

Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are remeasured into the functional currency at the exchange rates prevailing at the balance sheet date. The resulting realized and unrealized exchange gains and losses are included in the consolidated statements of operations.

(f)	Cash and cash equivalents

Cash and cash equivalents include cash on hand and short-term deposits with original maturities of three months or less at the date of purchase. None of the cash and cash equivalents is restricted as to withdrawal and use.

(g)	Trade and bills receivable

Trade and bills receivable are carried at net realizable value. An estimate for doubtful debts is made when collection of the full amount is no longer probable.

In evaluating the collectability of receivable balances, the Company considers many factors, including the aging of the balance, the customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts receivable are written off after all collection efforts have ceased.

(h)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the weighted-average method.

Raw material cost is based on purchase costs while work-in-progress and finished goods are comprised of direct materials, direct labor and an allocation of manufacturing overhead costs. Inventory in-transit is included in finished goods and consists of products shipped but not recognized as revenue because they did not meet the revenue recognition criteria. Provisions are made for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value.

(i)	Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	20 years
Plant and machinery	10 years
Vehicles	5 years
Other equipment	5 years

Alloy metals are the primary component of the heat-resistant, glass-forming bushings in the Company’s glass-melting furnaces. Molten glass is passed through the bushings to form glass filaments. Alloy metals are an integral part of the Company’s installed glass-melting furnace and are therefore classified as property, plant and equipment. During the manufacturing process, a small portion of the alloy metal is physically consumed. The portion of the alloy metal physically consumed in measured at the time a bushing is reconditioned and is charged to income. Generally, bushings are reconditioned every 2 years and the related reconditioning costs are included in long-term deferred assets. Alloy metal additions are recorded at cost, and alloy metal consumed is recognized based on weighted-average historical cost per type of alloy metal. This expense is recorded net of the metal that is recovered periodically after some special treatment. The amount of metal loss and the service life of the bushings are dependent upon a number of factors, including the type of furnace and the product being produced. The alloy depletion expense net of the recoveries is included in cost of revenue in the consolidated statements of operations.

Repair and maintenance costs are charged to expense when incurred, whereas the cost of renewals and betterment that extend the useful life of fixed assets are capitalized as additions to the related assets. Retirement, sale and disposals of assets are recorded by removing the cost and accumulated depreciation, with any resulting gain or loss reflected in the consolidated statements of operations.

(j)	Intangible assets

Intangible assets are carried at cost less accumulated amortization. Amortization is recorded on a straight-line basis over the estimated useful lives of the assets as follows:

Land use rights	50 years
Software	5 - 10 years
Patent	11 - 20 years

Purchased software is stated at cost less accumulated amortization. Amortization is computed using the straight-line method.

Purchased patents related to the production of glass fiber yarns are amortized on a straight-line basis over the respective useful lives.

(k)	Long-term deferred assets

Long-term deferred assets comprise of the bushing reconditioning costs, which are carried at cost less accumulated amortization. Amortization is recorded on a straight-line basis over the estimated useful life of approximately two years.

(l)	Impairment of long-lived assets

The Company evaluates its long-lived assets, including property, plant and equipment with a finite live, for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may not be recoverable in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. When these events occur, the Company assesses the recoverability of long-lived assets by comparing the carrying amount of the assets to the expected future undiscounted cash flows resulting from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. No impairment of long-lived assets was recognized for any of the periods presented.

(m)	Comprehensive income

Comprehensive income is defined as the change in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive income is reported in the consolidated statements of shareholder’s equity. Accumulated other comprehensive income of the Company consists of cumulative foreign currency translation adjustments.

(n)	Revenue recognition

The Company’s revenue is derived from the sale of glass fiber yarns. Revenues are recognized when the following four criteria are met as prescribed by U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 104 (“SAB 104”): (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller’s price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured. The Company considers the terms of each arrangement to determine the appropriate accounting treatment. The Company has not offered any discounts or rebates to its customers nor does it provide for refunds in its sales contracts with customers.

SGT is subject to withholding value-added tax (“VAT”) on the revenues earned in the PRC. The applicable rate of VAT is 17% for domestic sales and the VAT refund rate for export sales is 5%. The Company has recognized revenues net of VAT in the consolidated statements of operations.

(o)	Cost of revenue

Cost of revenue consists primarily of raw material costs, depletion expenses, depreciation expenses, direct labor costs and related operating costs and overhead expenses directly attributable to the production of the glass fiber yarns.

(p)	Shipping and handling costs

The Company incurred shipping and handling costs of US$218 and US$299 for the years ended December 31, 2007 and 2008, respectively, and US$47 and US$76 for the periods ended March 31, 2008 (unaudited) and 2009 (unaudited), respectively, which are included in selling expenses. Shipping and handling costs include costs incurred with third-party carriers to transport products to customers.

(q)	Income taxes

The Company follows the liability method of accounting for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year or period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the year or period that includes the enactment date.

On January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB statement No. 109 (“FIN 48”). There was no cumulative effect of the adoption of FIN 48 to beginning accumulated losses. Interests and penalties arising from underpayment of income taxes are computed in accordance with the related PRC tax law. The amount of interest expenses is computed by applying the applicable statutory rate of interest to the difference between the tax position recognized and the amount previously taken or expected to be taken in a tax return. Interest recognized in accordance with FIN 48 is classified in the consolidated financial statements as interest expenses, while penalties recognized in accordance with FIN

48 are classified in the consolidated financial statements as other expenses. The Company also adopted FASB Staff Position No. FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48” (“FSP FIN 48-1”), which prescribes how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.

(r)	Segment reporting

The Company operates and manages its business as a single segment. As the Company generates its revenue from the sale of glass fiber yarns primarily in the PRC, no geographical segments are presented.

(s)	Recently issued accounting standards

In December 2007, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 141 (revised) (“SFAS 141(R)”), Business Combinations. The standard changes the accounting for business combinations, including the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for pre-acquisition gain and loss contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition related transaction costs, and the recognition of changes in the acquirer’s income tax valuation allowance. SFAS 141(R) is effective for the first annual reporting period beginning on or after December 15, 2008. Adoption of SFAS 141(R) on January 1, 2009 did not have a material effect on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160 (“SFAS 160”), Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. The standard changes the accounting for non-controlling (minority) interests in consolidated financial statements, including the requirements to classify non-controlling interests as a component of consolidated stockholders’ equity, and the elimination of “minority interest” accounting in results of operations with earnings attributable to non-controlling interests reported as part of consolidated earnings. Additionally, SFAS 160 revises the accounting for both increases and decreases in a parent’s controlling ownership interest. SFAS 160 is effective for the first annual reporting period beginning on or after December 15, 2008. Adoption of SFAS 160 on January 1, 2009 did not have a material effect on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161 (“SFAS 161”), Disclosures about Derivative Instruments and Hedging Activities. SFAS 161 requires additional disclosures related to the use of derivative instruments, the accounting for derivatives and how derivatives impact financial statements. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Adoption of SFAS 161 on January 1, 2009 did not have a material effect on the consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162 (“SFAS 162”), The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. This Statement is effective for financial statements issued 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. Adoption of SFAS 162 on January 1, 2009 did not have a material effect on the consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP No. FAS 107-1 and APB 28-1”). FSP No. FAS 107-1 and APB 28-1 requires fair value disclosures in both interim as well as annual financial statements in order to provide more timely information about the effects of current market conditions on financial instruments. FSP No. FAS 107-1 and APB 28-1 are effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company is currently assessing the impact that the adoption of FSP No. FAS 107-1 and APB 28-1 will have on its results of operation or financial condition.

In April 2009, the FASB issued FASB Staff Position No. FAS 115-2 and FAS 124-2 (“FSP FAS 115-2 and FAS 124-2”), Recognition and Presentation of Other-Than-Temporary Impairments. FSP FAS 115-2 and FAS 124-2 amend the other-than-temporary impairment guidance in U.S. GAAP for debt securities to provide additional guidance on the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. Under FSP FAS 115-2 and FAS 124-2, if the fair value of a debt security is less than its amortized cost basis at the measurement date and the entity intends to sell the debt security, an other-than-temporary impairment shall be considered to have occurred. If the entity does not intend to sell the debt security, the entity shall consider available evidence to assess whether it is more-likely-than-not that it will be required to sell the security before the recovery of its amortized cost basis. If it is not more-likely-than-not that an entity will be required to sell the security prior to recovery of its amortized cost, any impairment recorded in earnings should represent the decline in value associated to ‘credit losses’, while noncredit losses will be recognized within equity as a component of other comprehensive income (loss). FSP FAS 115-2 and FAS 124-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company does not anticipate the adoption of this accounting guidance will have a significant impact on its consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position No. FAS 157-4 (“FSP FAS 157-4”), Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. This standard provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. It also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP FAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company does not anticipate the adoption of this accounting guidance will have a significant impact on its consolidated financial statements.

In May 2009, the FASB issued SFAS No.165, Subsequent Events (“SFAS No. 165”). SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS No. 165 requires disclosure of the date through which subsequent events have been evaluated and whether that date represents the date the financial statements were issued or were available to be issued. SFAS No. 165 is effective for interim and annual periods ending after June 15, 2009. The Company does not anticipate the adoption of this accounting guidance will have a significant impact on its consolidated financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretations No. 46(R) (“SFAS No. 167”). SFAS No. 167 revises the approach to determining the primary beneficiary of a variable interest entity (“VIE”) to be more qualitative in nature and requires companies to more frequently reassess whether they must consolidate a VIE. SFAS No. 167 is effective for fiscal years beginning after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company does not anticipate the adoption of this accounting guidance will have an impact on its consolidated financial statements as the Company does not have any VIEs.

4.	Trade and bills receivable

	December 31		March 31
	2007	2008	2009
			Unaudited

Trade receivable	286	1,806	1,880
Bills receivable	478	11	53

Trade and bills receivables	764	1,817	1,933

Trade and bills receivable balances are non-interest-bearing.

5.	Prepayments, deposits and other receivables

	December 31		March 31
	2007	2008	2009
			Unaudited

Deposit and other receivables	296	638	632
Advance to suppliers	210	174	140
Prepaid expenses	62	39	97

Total	568	851	869

6.	Inventories, net

	December 31		March 31
	2007	2008	2009
			Unaudited

Raw materials	728	1,096	618
Work in progress	64	84	95
Finished goods	1,433	5,067	5,147

Total	2,225	6,247	5,860

Inventory provision	—	(2,661)	(2,711)

Inventories, net	2,225	3,586	3,149

7.	Property, plant and equipment

	December 31		March 31
	2007	2008	2009
			Unaudited

Buildings	25,440	27,482	27,477
Plant and machinery	66,580	71,850	71,836
Alloy metals, net of depletion	7,499	7,668	7,577
Vehicles	133	142	142
Other equipment	467	578	577

	100,119	107,720	107,609

Less: Accumulated depreciation	(21,543)	(30,785)	(32,728)

Construction in progress	434	—	—

	79,010	76,935	74,881

Depreciation expense for the years ended December 31, 2007 and 2008, and the three months ended March 31, 2008 (unaudited) and 2009 (unaudited) were US$6,892, US$7,662, US$1,862 and US$1,949, respectively. Depletion expense for alloy metals for the years ended December 31, 2007 and 2008, and the three months ended March 31, 2008 (unaudited) and 2009 (unaudited) were US$356, US$342, US$100 and US$90, respectively.

8.	Intangible assets

	December 31		March 31
	2007	2008	2009
			Unaudited

Land use right	3,045	3,345	3,345
Patents	—	50	50
Software	16	20	16

	3,061	3,415	3,411

Amortization	(577)	(694)	(718)

Intangible assets, net	2,484	2,721	2,693

Amortization expenses included in general and administrative expenses for the years ended December 31, 2007 and 2008, and the three months ended March 31, 2008 (unaudited) and 2009 (unaudited) were US$61 US$76, US$16 and US$28, respectively. The estimated annual amortization expense for each of the five succeeding fiscal years is as follows:

US$’000

April 1, to December 31, 2009	41
2010	69
2011	69
2012	69
2013	69

9.	Borrowings

Short-term borrowings

	December 31		March 31
	2007	2008	2009
			Unaudited

Borrowings from Bank of Shanghai	17,526	18,387	18,384

As of December 31, 2007 and 2008 and March 31, 2009 (unaudited), the weighted average interest rate on short-term borrowings was 7.04%, 6.78% and 5.33%, respectively.

As of December 31, 2007, the short-term borrowings are secured by the Company’s buildings and land use right with net book value of US$17,163 and US$2,472, respectively. As of December 31, 2008, the short-term borrowings are secured by the Company’s buildings and land use right with net book value of US$22,554 and US$2,666, respectively. As of March 31, 2009 (unaudited), the short-term borrowings are secured by the Company’s buildings and land use right with net book value of US$22,240 and US$2,649, respectively. The short-term borrowings are also guaranteed by our related parties, Shanghai Grace Fabric Corporation, W&G Biaxial Materials Technology Corporation and Wuxi Grace Electron Technology Co., Ltd. as of December 31, 2007, 2008 and March 31, 2009 (unaudited).

Long-term borrowings

On May 11, 2006, the Company entered into two four-year bank loans with principal amounts of RMB168,500 (US$21,036) and US$10,000, respectively, with the Bank of Shanghai.

	December 31		March 31
	2007	2008	2009
			Unaudited

Borrowings from Bank of Shanghai denominated in RMB (semi-annual payments with semi-annual interest rates ranging between 3.26% and 4.25%)	15,743	13,168	13,166
Borrowings from Bank of Shanghai denominated in USD (semi-annual payments with semi-annual interest rates ranging between 1.68% and 3.44%)	7,000	6,000	6,000

	22,743	19,168	19,166

Less: current portion of long-term borrowings	8,845	14,242	14,240

Long-term borrowings	13,898	4,926	4,926

The interest rates of these bank loans are adjustable based on the range of 95% to 110% of the People’s Bank of China prime rate. As of December 31, 2007 and 2008 and March 31, 2009 (unaudited), the weighted average interest rate on long-term borrowings was 7.74%, 5.96% and 5.53%, respectively. As of December 31, 2007, 2008 and March 31, 2009 (unaudited), the long-term borrowings are secured by the Company’s machineries with net book value of US$51,115, US$48,465 and US$46,912 respectively. The long-term borrowings are guaranteed by our related parties, Shanghai Grace Fabric Corporation, W&G Biaxial Materials Technology Corporation and Wuxi Grace Electron Technology Co., Ltd. as of December 31, 2007, 2008 and March 31, 2009 (unaudited).

Maturities of long-term loans for the five years succeeding March 31, 2009 are as follows:

US$’000

April 1- December 31, 2009	14,240
2010	4,926

10.	Accrued expenses and other liabilities

	December 31		March 31
	2007	2008	2009
			Unaudited

Other taxes payable	766	514	701
Accrued expenses	409	214	170
Other payables	241	884	769
Payroll payable	98	23	100

	1,514	1,635	1,740

11.	Income taxes

Hong Kong

The Company is subject to corporate income tax of 17.5% for 2007 and the period ended March 31, 2008 (unaudited); and 16.5% for the remaining three quarters in 2008 and the period ended March 31, 2009 (unaudited) on the assessable profits arising in Hong Kong. No provision for income tax has been made as the Company had no taxable income for the years ended December 31, 2007 and 2008 and the three months ended March 31, 2008 (unaudited) and 2009 (unaudited).

PRC

The Company’s subsidiary, SGT, incorporated in the PRC, is subject to Corporate Income Tax (“CIT”) on the taxable income as reported in its statutory financial statements adjusted in accordance with the Enterprise Income Tax Law and the Income Tax Law of PRC concerning Foreign Investment Enterprise and Foreign Enterprises (collectively the “PRC Income Tax Laws”). Pursuant to the PRC Income Tax Laws, SGT is subject to CIT at a statutory rate of 33% (30% state and 3% local income tax) before 2008.

SGT, the wholly foreign-owned enterprise (“WFOE”) located in Shanghai Kangqiao Industrial Park, was granted a five-year tax holiday in 2005 which allows it to enjoy a two-year CIT exemption followed by three-year 50% CIT reduction, starting from the year 2005 (“tax holidays”) in accordance with the PRC Income Tax Laws. In 2006, SGT received approval from Shanghai Nanhui Tax Bureau and enjoyed a reduced CIT rate of 15%. SGT was accordingly subject to a lower CIT rate of 7.5% in 2007.

During the 5th section of the 10th National People’s Congress, which was conducted on March 16, 2007, the PRC Corporate Income Tax Law (the “New CIT Law”) was approved, effective January 1, 2008. On November 28, 2007, the regulation on the implementation of the New CIT Law was approved at the 197th Executive Meeting of the States Council. The New CIT Law and the Implementation regulation introduce a wide range of changes which include, but are not limited to, the unification of the income tax law for domestic-invested and foreign-invested enterprises at 25%. However, both the tax holiday and the reduced tax rate of 15% were grandfathered for a transition period of five years. Accordingly, the CIT rates of SGT from 2008 to 2012 are 18%, 20%, 22%, 24% and 25%, respectively. SGT enjoyed a 50% CIT reduction under the tax holiday and is subject to a tax rate of 9% and 10% in 2008 and 2009 (unaudited), respectively.

Income/(loss) before income taxes consists of:

	Years ended December 31		Three-month periods ended March 31
	2007	2008	2008	2009
			Unaudited	Unaudited

Hong Kong	(1)	24	(1)	(24)
PRC	1,101	(7,172)	136	(2,841)

	1,100	(7,148)	135	(2,865)

Income tax expenses consist of:

	Years ended December 31		Three-month periods ended March 31
	2007	2008	2008	2009
			Unaudited	Unaudited

Current income tax expenses	258	8	19	—
Deferred income tax (benefits)/expenses	(55)	(12)	(8)	—

Income tax expenses	203	(4)	11	—

A reconciliation of the effective income tax provisions to the amount computed by applying the statutory tax rate to income before income taxes in the consolidated statements of operations is as follows:

	Years ended December 31		Three-month periods ended March 31
	2007	2008	2008	2009
			Unaudited	Unaudited

Taxation at PRC EIT statutory rate 33% (25% from 2008)	363	(1,787)	34	(716)
Effect of preferential tax rate	(664)	492	(18)	128
Effect of tax holiday	(277)	632	(23)	257
International tax rate difference	—	(6)	—	6
Non-deductible expenses	854	37	30	68
Change in valuation allowance	—	1,488	—	691
Deferred tax benefit on future rate differences	(68)	(867)	(12)	(434)
Others	(5)	7	—	—

Income tax provision	203	(4)	11	—

Effective tax rate	18.5%	0%	8.1%	—

Deferred tax assets and deferred tax liabilities reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of deferred tax assets and deferred tax liabilities are as follows:

	December 31		March 31
	2007	2008	2009
			Unaudited

Current deferred tax assets:
Accrued expenses	35	15	13
Inventory provision	—	266	271
Bad debt provision	1	1	1

Total current deferred tax assets	36	282	285

Valuation allowance on current deferred tax assets	—	(235)	(251)

Current deferred tax assets, net	36	47	34

Long-term deferred tax assets:
Net operating loss carry-forwards	—	1,231	1,962
Long-term deferred assets	159	324	333
Pre-operating expenses	187	96	67

Total long-term deferred tax assets	346	1,651	2,362

Long-term deferred tax liabilities:
Fixed assets depreciation	115	147	170

Total long-term deferred tax liabilities	115	147	170

	231	1,504	2,192

Valuation allowance on long-term deferred tax assets	—	(1,253)	(1,928)

Long-term deferred tax assets, net	231	251	264

The Company records a valuation allowance on its deferred tax assets that is sufficient to reduce the deferred tax assets to an amount that is more likely than not to be realized. Future reversal of the valuation allowance will be recognized either when the benefit is realized or when it has been determined that its more likely than not that the benefit will be realized in future earnings. As of December 31, 2007 and 2008 and March 31, 2009(unaudited), the Company had nil, US$4,863 and US$7,791, respectively, of net operating loss carry-forwards for income tax purposes. The net operating loss carry-forwards related to December 31, 2008 and March 31, 2009 (unaudited) will start to expire in 2012.

12.	Unrecognized tax benefit

For the year ended December 31, 2007, the Company had an unrecognized tax benefit of US$9 related to certain accrued interest expenses.

For the year ended December 31, 2008, the Company had unrecognized tax benefits of US$479 related to certain related party payables and inventory provisions. As the unrecognized tax benefits increased the Company’s net operating loss carryforward, they are recognized through a reduction of deferred tax assets related to the net operating loss carryforward and not reflected as a liability on the Company’s consolidated balance sheet. The US$9 unrecognized tax benefit from December 31, 2007 was reversed in 2008.

There have been no changes to the unrecognized tax benefit for the three-month period ended March 31, 2009 (unaudited). No amount of the Company’s unrecognized tax benefit if reversed will impact income tax expense, because of the Company’s current valuation allowance position. It is possible that the amount accrued will change in the next 12 months; however, an estimate of the range of the possible change cannot be made at this time.

Reconciliation of accrued unrecognized tax benefits is as follows:

	December 31		March 31
	2007	2008	2009
			Unaudited

Beginning balance	—	9	479
Increases related to current year tax positions	9	479	—
Decreases related to prior year tax positions	—	(9)	—

Ending balance	9	479	479

During the years ended December 31, 2007 and 2008 and the three months ended March 31, 2008 (unaudited) and 2009 (unaudited), the Company did not recognize any interest or penalties related to uncertain tax positions.

The tax periods of the Company for the years ended December 31, 2004 to 2008 remains subject to examination by the tax authorities.

13.	Related party transactions

The principal related parties with which the Company had transactions are as follows:

Name of related party	Relationship with the Company

Grace THW Holding Limited	Ultimate holding company
Grace Technology Investment Co., Ltd.(“Grace BVI”)	Parent company
Shanghai Grace Fabric Corporation (“FabricCo”)	Company controlled by ultimate holding company
Pu Base Plastics Corporation (Guangzhou) (“PuPlasticCo”)	Company controlled by ultimate holding company
Grace Electron Corporation (Guangzhou) (“GZElectronCo”)	Company controlled by ultimate holding company

Significant transactions between the Company and its related parties during the periods were as follows:

	Years ended December 31		Three-month periods ended March 31
	2007	2008	2008	2009
			Unaudited	Unaudited

Sales of goods:
FabricCo	21,171	16,070	4,733	2,268
Grace BVI	1,385	—	—	—

	22,556	16,070	4,733	2,268

Purchases of property, plant and equipment:
Grace BVI	1,594	28	—	—
PuPlasticCo	—	8	—	—

	1,594	36	—	—

Purchases of raw materials:
Grace BVI	1,491	445	207	—

Total drawdowns on revolver from FabricCo (a)	54,719	44,932	2,013	—
Loan from Grace BVI (b)	5,000	—	—	—
Total repayments to FabricCo (a)	(51,228)	(44,814)	(4,635)	—
Repayment to Grace BVI (b)	(5,000)	—	—	—
Loan to GZElectronCo (c)	(3,163)	—	—	—
Repayment from GZElectronCo (c)	3,163	—	—	—

(a)	The Company entered into two one-year revolver loans with FabricCo with limits amounting to RMB 80,000 (US$11,705) and RMB 12,000 (US$1,755) on January 1, 2008 and November 1, 2008, respectively. The loans are unsecured and are for working capital purposes. The interest rates for both loans were 6.00% and 7.47% for the years ended December 31, 2007 and 2008. On January 1, 2009, FabricCo waived interest payments going forward. The imputed interest based on the effective interest method for the period ended March 31, 2009 (unaudited) is US$273.
(b)	The Company entered into a loan with Grace BVI amounting to US$5,000 for working capital purposes on August 29, 2007. The loan was unsecured, subject to an annual interest rate of 6.00% per annum and was repaid on October 25, 2007.
(c)	The Company granted to GZElectronCo a loan amount of US$3,163 on January 23, 2007. The loan was unsecured, subject to an annual interest rate of 6.00% per annum and was repaid on July 13, 2007.

Due to related parties

	December 31		March 31
	2007	2008	2009
			Unaudited

FabricCo (d)	12,144	13,244	13,241
Grace BVI (e)	1,290	—	—

	13,434	13,244	13,241

(d)	Included in these amounts are outstanding balances related to the periods prior to January 1, 2007, and the revolver loans as described in (a).
(e)	The amount due to Grace BVI is interest free, unsecured and has no fixed terms of repayment.

During the years ended December 31, 2007 and 2008, Grace BVI made payments and incurred expenses related to fuel costs and asset purchases amounting to US$2,446, and US$971, respectively, on the Company’s behalf, which are accounted for as capital injections.

Due from related parties

	December 31		March 31
	2007	2008	2009
			Unaudited

FabricCo	10,224	4,911	2,945
Grace BVI	515	—	—

	10,739	4,911	2,945

The balances due from FabricCo comprise of trade receivables. The receivable balances are interest free, unsecured and have repayment terms of 90 days. The balances due from Grace BVI are interest free, unsecured and have no fixed terms of repayment.

14.	Commitments and contingencies

The full-time employees of SGT are entitled to staff welfare benefits, including medical care, housing subsidies, unemployment insurance and pension benefits. This Company is required to accrue for these benefits based on certain percentages of the employees’ salaries in accordance with the relevant regulations, and to make contributions to the state-sponsored pension and medical plans out of the amounts accrued for medical and pension benefits. SGT has no legal obligation for the benefits beyond the contributions made. The total amounts expensed in the consolidated statements of operations for such employee benefits amounted to US$119, US$195, US$50 and US$65 for the years ended December 31, 2007 and 2008 and the periods ended March 31, 2008 (unaudited) and 2009 (unaudited), respectively. The PRC government is responsible for the medical benefits and ultimate pension liability to these employees.

In accordance with the PRC Company Law, SGT is required to appropriate 10% of its profit after tax, as determined in accordance with PRC accounting standards and regulations, to the statutory reserve fund until such reserve reaches 50% of the registered capital of SGT. The statutory reserve fund may be used to increase share capital or offset future losses.

The Company did not appropriate statutory reserve fund as of December 31, 2007, 2008 and March 31, 2009 (unaudited) because it is in an accumulated loss position.

15.	Concentration of risks

Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. As of December 31, 2007 and 2008 and March 31, 2009 (unaudited), substantially all of the Company’s cash and cash equivalents are managed by financial institutions located in the PRC and Hong Kong. Since the global financial crisis began during the third quarter of 2008, the risk of bankruptcy of those banks in which the Company has deposits or investments has increased significantly. In the event of bankruptcy of one of these financial institutions, it may be unlikely to claim its deposits or investments back in full. The Company continues to monitor the financial strength of these financial institutions.

Accounts receivable are typically unsecured and derived from revenue earned from customers in the PRC. As a percentage of total accounts receivable, the top five customers accounted for 92%, 93%, and 95% as of December 31, 2007 and 2008 and March 31, 2009 (unaudited), respectively.

Due to the Company’s dependence on a limited number of customers, any negative events or deterioration in financial strength with the Company’s customers or deterioration of relationship with the Company’s customers, may cause material loss to the Company and have a material adverse effect on the Company’s financial condition and results of operations. The revenue from the biggest customer, FabricCo, accounted for 81%, 78%, 68% and 56% of the revenue for the years ended December 31, 2007, 2008 and the three months ended March 31, 2008 (unaudited) and 2009 (unaudited), respectively. The risk with respect to the related party accounts receivables can be mitigated by offsetting the revolver loans due to them. The risk with respect to the third-party accounts receivables can be mitigated by credit evaluations the Company performs and its ongoing monitoring process of outstanding balances.

Concentration of suppliers

The Company’s raw materials are sourced from five suppliers who collectively accounted for 100% of the Company’s purchases for the years ended December 31, 2007 and 2008, and for the three-month periods ended March 31, 2008 (unaudited) and 2009 (unaudited). Failure to develop or maintain the relationships with these suppliers may cause the Company to be unable to manufacture its products. Any disruption in the supply of raw materials to the Company may adversely affect the Company’s business, financial condition and results of operations.

Currency convertibility risk

Substantially all of the Company’s businesses are transacted in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People’s Bank of China. However, the unification of the exchange rates does not imply the convertibility of RMB into US$ or other foreign currencies. Under the PRC Foreign Exchange Currency Regulation and Administration, the Company is permitted to exchange RMB for foreign currencies through banks authorized to conduct foreign exchange business. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with invoices and signed contracts.

Foreign currency exchange rate risk

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to US$. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 4.7% and 8.7% appreciation of the RMB against the US$ in 2007 and 2008, respectively. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant volatility of the RMB against the US$.

Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position in US$.

Interest rate risk

We are subject to interest rate risk in connection with our borrowings. Our principal interest rate exposure relates to our short-term and long-term borrowings. Assuming all borrowings are fully drawn, a hypothetical quarter point change in interest rates would result in approximately a US$94 annual change in interest expense associated with the borrowings as of March 31, 2009 (unaudited).

16.	Subsequent events

On March 12, 2009, AGY entered into an equity transfer and capital injection agreement with the sole shareholder, Grace BVI to acquire 70% of the equity interest of the Company for a consideration of US$20,000. The transaction was completed on June 10, 2009. The transaction provides the Company access to AGY’s production technology, technical resources and distribution channels in Europe and North America.

On June 20, 2009, the Company entered into a US$40,506 revolving line of credit agreement available until June 20, 2014 and a one-year US$11,694 loan, both with the Bank of Shanghai.